Exhibit 10.2

Office Depot Omnibus Amendment to Outstanding Equity and Long-Term Incentive Awards

Reference is made to (i) the Office Depot, Inc. (the “Company”) 2007 Long-Term Incentive Plan (the “2007 Plan”), (ii) the Office Depot, Inc. 2010, 2011 and 2012 Long-Term Incentive Cash Plans for Officers and Directors (collectively, the “LTICPs”) and (iii) the Agreement and Plan of Merger by and among the Company, Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated, dated as of February 20, 2013 (the “Merger Agreement”).

Except as otherwise specifically determined by the Compensation Committee of the Company’s Board of Directors as of the date of this Amendment or as otherwise expressly provided under the terms of an award agreement, each outstanding equity award granted under the 2007 Plan and each outstanding long-term cash incentive award granted under the LTICPs is hereby amended to provide that in the event of the award holder’s involuntary termination without “Cause” or termination for “Good Reason” (each, as defined below) during the two year period following the “Closing” (as defined in the Merger Agreement), any such award, to the extent then outstanding, will become fully vested. In the case of any performance-based awards that become vested pursuant to the preceding sentence, the vesting of such awards shall be deemed to occur (i) at “target” level in the case of any award for which the performance period has not yet been completed at the time of termination and (ii) based on actual performance results in the case of any award for which the performance period has been completed at or prior to the time of termination.

As used herein, the term “Cause” shall have the meaning assigned to such term under the 2007 Plan and the term “Good Reason” shall have the meaning assigned to such term under the award holder’s employment agreement or Change in Control Agreement with the Company, if applicable, and if not so defined, then the references herein to “Good Reason” shall be inapplicable to such award holder.

Except as provided herein, the terms and provisions of outstanding equity awards and long-term incentive awards shall continue in full force and effect.

OFFICE DEPOT, INC.

By:	/s/ Michael R. Allison
Name:	Michael R. Allison
Title:	EVP, Human Resources